SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 28, 2010

CCO Holdings, LLC
CCO Holdings Capital Corp.
(Exact name of registrants as specified in their charters)

Delaware
Delaware
(State or Other Jurisdiction of Incorporation or Organization)

333-112593	86-1067239
333-112593-01	20-0257904
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri   63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrants' telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Supplemental Indenture

On April 28, 2010, Charter Communications, Inc. (the “Company”) announced that its wholly-owned subsidiaries, CCO Holdings, LLC (“CCO Holdings”) and CCO Holdings Capital Corp. (“CCO Holdings Capital” and together with CCO Holdings, the “Issuers”) had received, pursuant to their previously announced cash tender offer and related consent solicitations for any and all of the outstanding 8.75% Senior Notes due 2013 (the “Notes”), the requisite consents to adopt proposed amendments to the indenture, as supplemented, under which the Notes were issued. The tender offer and consent solicitation are being made upon the terms and conditions set forth in an Offer to Purchase and Consent Solicitation Statement dated April 14, 2010.

As of 5:00 p.m. New York City time, on April 27, 2010, holders of 92.6% of the Notes had tendered their Notes in the tender offer and consented to the proposed amendments to the Indenture.

In conjunction with receiving the requisite consents, on May 5, 2010, the Issuers entered into a supplemental indenture (the “Supplemental Indenture”) to the Indenture, dated as of November 10, 2003, by and among CCO Holdings, CCO Holdings Capital and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Original Indenture”, and together with the Original Indenture, the “Indenture”).

The Supplemental Indenture gives effect to the proposed amendments to the Indenture, which eliminate substantially all restrictive covenants, including the covenant requiring the Issuers to provide certain reports,  and certain event of default provisions in the Indenture.

Guarantee

On May 11, 2010, the Company irrevocably and unconditionally guaranteed the due and punctual payment and performance of the Obligations (as defined in the Credit Agreement) under the Credit Agreement (the “Credit Agreement”), dated as of March 6, 2007, among CCO Holdings, the several banks and other financial institutions or entities from time to time parties to this Agreement, Bank of America, N.A., as administrative agent, Banc of America Securities LLC and J.P. Morgan Securities Inc., as co-syndication agents, and Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., as co-documentation agents.

SEC Reports

The Credit Agreement permits the Company, as CCO Holding’s parent, to satisfy CCO Holding’s reporting obligations under the Credit Agreement by reporting at the Company, or parent, level on a consolidated basis.  As a result, and as a result of the Supplemental Indenture, the Issuers will no longer file annual reports, quarterly reports, current reports or transition reports with the Securities and Exchange Commission (the “Commission”). Certain financial information pertaining to the Issuers will be included in the financial statements filed with the Commission by Charter Communications, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CCO Holdings, LLC and CCO Holdings Capital Corp. have duly caused this Current Report to be signed on their behalf by the undersigned hereunto duly authorized.

                               CCO HOLDINGS, LLC
       Registrant
       By: CHARTER COMMUNICATIONS, INC., Sole Manager

Date: May 11, 2010

                               By: /s/ Richard R. Dykhouse
                                Name: Richard R. Dykhouse
                                Title: Vice President, Associate General Counsel and Corporate Secretary

                               CCO HOLDINGS CAPITAL CORP.
           Registrant

Dated: May 11, 2010

                               By: /s/ Richard R. Dykhouse
                                Name: Richard R. Dykhouse
                                Title: Vice President, Associate General Counsel and Corporate Secretary